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                                                                    Exhibit 10.1



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                              SERVICING AGREEMENT

                                     among

                   EDUCATION LOANS INCORPORATED, as Issuer,


                STUDENT LOAN FINANCE CORPORATION, as Servicer,


                                      and


                  FIRST BANK NATIONAL ASSOCIATION, as Trustee



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                           Dated as of July 1, 1997

                              SERVICING AGREEMENT


          THIS SERVICING AGREEMENT (the "Servicing Agreement") entered into as of the 1st day of July 1997 by and among Student Loan Finance Corporation, a corporation organized under the laws of the State of South Dakota (the "Servicer"), Education Loans Incorporated, a corporation organized under the laws of the State of Delaware (the "Issuer"), and First Bank National Association, a national banking association headquartered in Minneapolis, Minnesota, as trustee (the "Trustee").

                                  WITNESETH:

          WHEREAS, the Servicer services student loans ("Student Loans") which are guaranteed under a guaranty program established by a state or a private nonprofit corporation pursuant to the requirements of the Higher Education Act of 1965, as amended from time to time, and the rules and regulations promulgated thereunder (the "Higher Education Act"); and

          WHEREAS, the Servicer has established its Student Loan Purchase Program pursuant to which it causes the acquisition of certain Student Loans from lenders ("Lenders") eligible to originate or hold such Student Loans under the Higher Education Act; and

          WHEREAS, pursuant to the Servicer's Student Loan Purchase Program, the Issuer has entered into or will enter into (including, without limitation, by assignment and assumption) Student Loan Purchase Agreements ("Student Loan Purchase Agreements") with certain Lenders pursuant to which it has agreed to cause the purchase of or will cause the purchase of Student Loans by the Trustee (for the account and on behalf of the Issuer) from such Lenders;

          WHEREAS, under certain circumstances, the Issuer also will cause the origination of Student Loans by the Trustee (for the account and on behalf of the Issuer) (Student Loans purchased or originated under the Indenture hereinafter described are hereinafter referred to as "Financed Student Loans"); and

          WHEREAS, the Issuer initially will obtain funds necessary to originate and purchase Student Loans through the issuance by Education Loans Incorporated (formerly known as Student Loan Finance Corporation), a South Dakota nonprofit corporation (the "Original Issuer"), of its Student Loan Asset-Backed Notes, Series 1997-1 (the "Series 1997-1 Notes") and the immediate assumption by the Issuer of all of the Original Issuer's liabilities and obligations with respect to the Series 1997-1 Notes, and the subsequent issuance from time to time by the Issuer of additional notes (together with the Series 1997-1 Notes, the "Notes"), all pursuant to an Indenture of Trust, dated as of July 1, 1997 (as amended or supplemented, the "Indenture") between the Original

Issuer and the Trustee, as Trustee, and with respect to which the Original Issuer has assigned all its rights to the Issuer and the Issuer has assumed all the Original Issuer's obligations; and

          WHEREAS, the principal of and interest on the Notes is to be paid from repayment of Financed Student Loans and other trust assets pledged under the Indenture; and

          WHEREAS, the Issuer wishes to provide for the origination, acquisition and servicing of the Financed Student Loans in the manner provided in the Student Loan Purchase Agreements and the Indenture; and

          WHEREAS, copies of (i) the executed Student Loan Purchase Agreements,
(ii) the Indenture and (iii) the Plan for Doing Business of the Original Issuer, dated as of July 1, 1997 (the "Plan for Doing Business") have been furnished to the Servicer, and the Servicer has read and reviewed each thereof in detail; and

          WHEREAS, the Issuer wishes to retain the Servicer to provide services in connection with the origination, acquisition, servicing and collection of the Financed Student Loans in accordance with the requirements of the Higher Education Act, the Guarantee Program, the Student Loan Purchase Agreements and the Indenture, and the Servicer is willing to undertake such obligations on the terms hereinafter specified; and,

          WHEREAS, the Issuer also wishes to retain the Servicer to perform other administrative requirements on behalf of the Issuer, including those required to allow the Issuer to satisfy certain requirements under the Indenture;

          NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained, the parties hereto agree as follows:

          1. Term. The term of this Servicing Agreement shall commence as of the date hereof and shall continue for so long as any of the Notes shall remain Outstanding (as defined in the Indenture) unless this Servicing Agreement is terminated in accordance with the terms hereof.

          2. Definitions. In addition to terms elsewhere defined in this Servicing Agreement, and except as otherwise provided herein or as the context may otherwise require or suggest, initially capitalized terms used herein shall have the meanings assigned thereto in the Indenture, or if not defined therein, in the Student Loan Purchase Agreements.

          3. Agreement to Provide Services with respect to Financed Student Loans; Cooperation.

               a. The Servicer shall provide services to the Issuer in connection with the origination and acquisition of Student Loans to be Financed in accordance with this Servicing Agreement. The Servicer shall commence servicing the Financed Student Loans as of the day they are Financed and shall service the Financed Student Loans in accordance with this Servicing Agreement. The Servicer may perform all or part of its origination, acquisition, and servicing activities hereunder through a subcontractor. The Servicer shall perform or shall cause its subcontractor to perform all services hereunder in compliance with the Higher Education Act, applicable requirements of the Guarantee Agency and all other applicable federal, state and local laws and regulations. The Servicer shall be responsible for the performance of its obligations hereunder, whether such obligations are performed by the Servicer or by its subcontractor, and the Servicer shall be responsible for any fees and payments required by the subcontractor. A subcontractor shall be subject to the same obligations relating to audits, examinations and inspections as to which the Servicer is subject hereunder. The Servicer shall provide the Issuer and the Trustee with prior written notice of any subcontractor relationship.

               b. The Issuer and the Trustee shall, in accordance with the provisions of the Indenture, cooperate with the Servicer in delivering or causing to be delivered Financed Student Loans to the Servicer for origination, acquisition and servicing in accordance with this Servicing Agreement.

          4. Acquisition Process. The Issuer, the Trustee and the Servicer agree that:

               a. Unless and until otherwise directed in writing by the Issuer, the Servicer shall provide to the Trustee all certificates and directions required to be delivered by the Issuer to the Trustee under the Indenture in connection with the Financing through acquisition of Eligible Loans and Student Loans thereunder.

               b. Pursuant to the Student Loan Purchase Agreements, the Servicer will, on behalf of the Issuer and the Trustee, require that each

                    Lender transfer to the Servicer (or the Servicer's bailee), on or before each applicable Loan Purchase Date, physical custody and possession of documentation and information relating to Student Loans scheduled to be sold to the Trustee on behalf of the Issuer on each such Loan Purchase Date. Such documentation and information so transferred will include (i) the documents described in Exhibit B attached to the Student Loan Purchase Agreements (the "Loan Documents"), and (ii) such additional documentation or information relating to the Student Loans as the Servicer shall reasonably require for the purpose of allowing the Student Loans to be properly serviced by the Servicer.

               c. Within a reasonable period after delivery to the Servicer (but in no event longer than 10 Business Days unless otherwise expressly agreed) of the documentation and information relating to the Student Loans identified in
                    Section 4(b) above, the Servicer shall (i) establish and maintain all records delivered to the Servicer with respect to each Financed Student Loan, and complete records of the Servicer's servicing of the Financed Student Loan from the date such servicing commenced, (ii) maintain possession of the loan documents described in Section 6(p) and (r) hereof that it receives as required hereunder, and (iii) image, microfilm or otherwise reproduce such documents and cause such reproductions to be stored at a separate location.

               d. In the course of establishing the records relating to each Financed Student Loan as described in Section 4(c) hereof, the Servicer shall make note of any item which comes to the attention of the Servicer during the establishment process (it being understood that the Servicer will not be conducting a complete file and note examination of each Student Loan to be Financed) which would make it appear that any Student Loan has not been properly originated, disbursed and documented or has not had due diligence exercised with respect thereto, in the origination, disbursement, administration, servicing and collection thereof, in accordance with the requirements of the Higher Education Act, the

                    Guarantee Program and the applicable Student Loan Purchase Agreement. The Servicer shall give Lenders a reasonable opportunity to correct any exceptions or problems identified by the Servicer and to provide such documentation and information to the Servicer as shall be necessary to correct such exceptions or problems. Except as otherwise permitted under the Indenture, if such exceptions or problems are not corrected, the Servicer shall return to the Lenders, in accordance with procedures and under the conditions specified in the sections of the Student Loan Purchase Agreements relating to the rejection or repurchase of Student Loans, any documents and information related to Student Loans which have exceptions or problems resulting in such loans not being Eligible Loans.

               e. The Servicer shall (i) establish a course of communication with each Lender sufficient to ensure that the Servicer receives notice from each Lender of all transactions with respect to each Student Loan prior to the required time of delivery by the Servicer to the Trustee of the documents required by Section 4(a) hereof, and (ii) load all information necessary for servicing Financed Student Loans into its servicing system so that servicing and collection of Financed Student Loans on the basis of "simple interest" can commence as of the Loan Purchase Date as required by
                    Section 3 hereof. If interest has been collected on any Student Loan to be purchased by the Trustee (for the account and on behalf of the Issuer) on the basis of the "rule of 78's", the Servicer shall cause the Lender wishing to sell such loan to convert the remaining repayment schedule for each such Student Loan so that it may be collected on the basis of "simple interest".

               f. The Issuer and the Trustee shall promptly after each Loan Purchase Date, upon request by the Servicer, provide to the Servicer any additional documentation or information related to the Financed Student Loans which either of them may have in their possession or may reasonably be able to obtain.

               g. The Servicer shall, promptly after each Loan Purchase Date, notify the Borrower under each Financed Student Loan purchased on such Loan Purchase Date of the assignment and transfer to the Trustee (for the account and on behalf of the Issuer) of the Lender's interest in each such Financed Student Loan and shall direct each such Borrower thereafter to make all payments on such Financed Student Loan directly to the Servicer until otherwise notified by the Trustee. If a Financed Student Loan has been converted from repayment under the rule of 78's to repayment under the simple interest method, as required by Section 4(e) hereof, the Lender shall notify the Borrower and shall obtain the written consent of the Borrower and take whatever additional action may be necessary to effect such conversion of repayment method in accordance with applicable legal requirements. Each Borrower notification shall include all information required to be included by the Higher Education Act and the requirements of the Guarantee Agency.

               h. The assignment of each Financed Student Loan to the Trustee (for the account and on behalf of the Issuer) shall be reported by the Servicer promptly after each applicable Loan Purchase Date to the Secretary of Education and/or the Guarantee Agency, as appropriate, and the Trustee, by a properly completed Loan Transfer Report in the form required by the Secretary of Education and/or the Guarantee Agency.

               i. If the Servicer at any time becomes aware of an event which would (i) allow the Issuer to reject a Student Loan under the applicable Student Loan Purchase Agreement, or (ii) allow the Issuer to require a Lender to repurchase a Financed Eligible Loan or Financed Student Loan or to substitute an Eligible Loan under the applicable Student Loan Purchase Agreement, then the Servicer shall so notify the Issuer. If the Servicer or the Issuer determine that such a Student Loan should be rejected or repurchased, the Trustee shall take such action as shall be necessary to allow the Issuer and the Trustee to enforce their respective rights under the applicable Student Loan Purchase Agreement.

          5. Origination Process. The Issuer, the Trustee and the Servicer agree that:

               a. Unless and until otherwise directed in writing by the Issuer, the Servicer shall provide to the Trustee all certificates and directions required to be delivered by the Issuer to the Trustee under the Indenture in connection with the Financing through origination of Eligible Loans and Student Loans thereunder.

               b. The Servicer shall provide disbursement and origination services in connection with the origination and disbursement of Eligible Loans under the Indenture. The Servicer shall perform all services and duties customary to the origination and disbursement of Student Loans in accordance with generally accepted industry standards and practices and in compliance with the Higher Education Act, applicable requirements of the Guarantee Agency and all other applicable federal, state and local laws and regulations.

          6. Servicing. The Servicer agrees that each of the Financed Student Loans, while held under the Indenture shall be serviced by it in accordance with the procedures established in the Higher Education Act and the Guarantee Program regulations. Additionally, the Servicer shall perform at least the following minimum duties, obligations and functions in connection with its servicing of such Financed Student Loans:

               a. Maintain a complete and separate file concerning each Financed Student Loan, which file (i) shall include, without limitation, the documentation relating to each of the Financed Student Loans listed and described in Exhibit B to the applicable Student Loan Purchase Agreement, and at least the following information relating to each of the Financed Student Loans: name and social security number of Eligible Borrower, actual or estimated graduation date of the student, payment status, days delinquent, number of payments made, next payment due date, date of last payment received, total amount disbursed, beginning of deferments and forbearances, and ending of deferments and forbearances; and
                    (ii) shall be maintained in a manner sufficient to allow separate identification of the Financed Student Loans securing the Notes from other loans serviced or owned by the

                    Servicer (including those owned by or on behalf of the Issuer).

               b. Take all steps necessary to maintain the Insurance and Guarantee coverage on each Financed Student Loan in full force and effect at all times.

               c. Exercise reasonable discretion in approving borrower requests for forbearance (as permitted under the Higher Education Act and the Guarantee Program regulations) where such approval will not adversely affect the financial viability of the Issuer and will not violate the covenants set forth in the Indenture.

               d. Exercise due diligence (within the meaning of the Higher Education Act and the Guarantee Program regulations) in the servicing, administration and collection of all Financed Student Loans.

               e. Attempt to collect or cause to be collected all payment of principal and interest, Special Allowance Payments, and Guarantee payments with respect to each Financed Student Loan and, with respect thereto, (A)(i) cause all interest subsidy payments and Special Allowance Payments to be forwarded by the Secretary of Education directly to the Trustee for immediate deposit into the appropriate fund or account under the Indenture and (ii) deposit all other such payments immediately upon receipt into a lock-box account (which shall be part of the Revenue Fund) to be established by the Trustee in the name of and for the account of the Trustee under circumstances which provide for investment of such payments in accordance with the requirements of the Indenture applicable to moneys on deposit in the Revenue Fund. Upon submission by the Servicer to the Secretary of Education of a billing for interest subsidy payments or Special Allowance Payments, the Servicer shall, upon request, provide to the Trustee and the Issuer a written statement indicating (a) the amount billed for interest subsidy payments and (b) the principal amount in each Special Allowance Payment category for which the billing is submitted, for use by the Trustee and the Issuer in verifying amounts billed for and received with respect thereto from the Secretary of Education. In the event of discrepancies or disputes with the Secretary of Education, the Servicer shall be responsible for representing the interests of the Issuer and the Trustee in effecting a settlement with the Secretary of Education of such discrepancies or disputes. The Servicer shall direct the transfer from time to time of the Balances in the lock-box account to the Trustee for deposit in the appropriate Fund or Account under the Indenture; provided, however, that the Balances in the lock-box account as of the last day of any calendar month shall, at a minimum, be transferred on or before the 12th day of the next succeeding month (or the next preceding Business Day if such 12th day is not a Business Day), to the Trustee for deposit in the appropriate Fund or Account under the Indenture. On or before the date of any transfer, the Servicer shall deliver by facsimile, hand or mail by U.S. express mail (or other substantially equivalent means acceptable to the Trustee) a statement to the Trustee indicating the portion of the payments transferred on such date which represents (x) principal payments from any source with respect to Financed Student Loans, and (y) interest payments from any source with respect to Financed Student Loans.

               f. Retain summary records of all contacts, follow-ups and collection efforts (showing at least the date and subject of each communication with the Borrower or endorser for collection of each delinquent Financed Student Loan) and records of all correspondence (including, without limitation, changes for which records are required to be maintained by the Higher Education Act and the Guarantee Program regulations) relating to each Financed Student Loan.

               g. Prepare and maintain all appropriate accounting records with respect to all transactions related to each Financed Student Loan, including, but not limited to, accounting for all payments of principal, interest, and Guarantee payments with respect to each Financed Student Loan and Special

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                    Allowance Payments relating to all Financed Student Loans.

               h. Handle the processing of all adjustments including, without limitation, forbearances, reinstatements, deferments, refunds and loans paid in full.

               i. Handle the processing of all address changes and the updating of the address records accordingly.

               j. In the case of defaulted Financed Student Loans, take all steps necessary to file and prove a claim for loss with the Secretary of Education or the Guarantee Agency, as the case may be and as required, and assume responsibility for all necessary communication and contact with the Secretary of Education or the Guarantee Agency, as the case may be and as required, to recover on such defaulted Financed Student Loans within the time required by the Higher Education Act and the requirements of the Guarantee Agency.

               k. In the case of a claim for loss being denied by the Secretary of Education or the Guarantee Agency, as the case may be, under circumstances resulting in a Lender being required by a Student Loan Purchase Agreement to repurchase a Financed Student Loan, take such action as shall be necessary to allow the Issuer or the Trustee to cause such Lender to repurchase such Financed Student Loan or to substitute a different Eligible Loan in accordance with the requirements of the applicable Student Loan Purchase Agreement.

               l. Prepare and file with the Secretary of Education or the Guarantee Agency, as the case may be and as required, a Lender's manifest of Financed Student Loans on all new accounts, accounts paid in full and accounts converted to a repayment basis.

               m. Prepare and furnish to the Issuer and the Trustee by the 10th day of each month the following reports with respect to activity concerning each Financed Student Loan during the preceding month:

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                    (1)  upon request, computer generated reports showing, in
                         reasonable detail, all transactions during such preceding month concerning each Financed Student Loan serviced by the Servicer;

                    (2) upon request, a report showing the unpaid principal balance of each Financed Student Loan as of the last day of such preceding month;

                    (3) upon request, with respect to Financed Student Loans in repayment, a delinquency report or reports showing all accounts past due as of the last day of such preceding month in categories of 0-30 days, 31-60 days, 61-90 days, 91-120 days, 121-150 days, 151-180 days, and over
                         180 days.

                    (4) upon request, a report of Financed Student Loans paid in full during such preceding month;

                    (5) a report specifying the number of and the aggregate unpaid principal amount of claims made during such preceding month on defaulted Financed Student Loans and during the then current fiscal year of the Issuer and the number and aggregate amount of such claims which were rejected by the Guarantee Agency, if any, during such month and during the then current fiscal year of the Issuer, the number and aggregate unpaid principal amount of Financed Student Loans being serviced by the Servicer as of the last day of such preceding month, and the aggregate unpaid principal amount of defaulted Financed Student Loans as of the last day of such preceding month;

                    (6) copies of all formal reports filed by the Servicer with respect to Financed Student Loans with any person or entity and such other reports which are available to the Servicer and which may be reasonably requested from time to time by the Issuer or the Trustee;

               n. With respect to Financed Student Loans in repayment, prepare and furnish to the Issuer and the Trustee upon request, copies of all file updates and transactions listings including, without limitation, credits applied, Financed Student Loans paid and exceptions listings.

               o. Identify on the servicing system the Notes as the source of financing for each such Financed Student Loan.

               p. Maintain a duplicate or copy of the file or record (which may be on microfilm or computer tape) pertaining to each Financed Student Loan at a location separate and apart from that at which the original of such file is maintained (such duplicate file shall include, without limitation, a copy of each loan application, interim and payout note(s) if applicable, Certificate of Insurance, Contract of Insurance, Guarantee Agreement, disclosure statement and Secretary of Education Loan Transfer Statement, where applicable).

               q. Maintain the original promissory note pertaining to each Financed Student Loan to be maintained in secure storage facilities to protect, to the extent reasonable and possible under the circumstances, such original file concerning each Financed Student Loan.

               r. Obtain and maintain imaged or microfilm copies and/or back-up computer tapes (but in any case a copy of the promissory note relating to each Financed Student Loan) at a separate location adequate to ensure against loss or damage to the files pertaining to the Financed Student Loans by reason of any casualty or theft; obtain and maintain in force adequate insurance for loss or damage to the file pertaining to the Financed Student Loans by reason of any casualty or theft; and the Servicer shall be liable for any costs associated with, or loss to the Issuer resulting from, the reconstruction of data related to the Financed Student Loans in the event of natural disaster or the malfunction of any computer systems.

               s. Maintain in force fidelity bonds upon all personnel of the Servicer insuring against any loss of money or other property which the Trustee, the Issuer or the Servicer might suffer as a consequence of any fraudulent or dishonest act of such personnel, in an amount required by any supervisory agency of federal or state government having jurisdiction, but if not so required, then in an amount equal to at least the Servicer's current coverage amounts and deductibles (as evidenced by the insurance certificate delivered to the Issuer herewith) or such lesser amount as shall be in writing determined from time to time by the Issuer, with the approval of the Trustee to be sufficient.

               t. Answer all lawful inquiries received by the Servicer from Lenders, Borrowers, Eligible Institutions, the Secretary of Education, the Guarantee Agency, the Issuer or the Trustee pertaining to Financed Student Loans, school status or refunds, and cooperate to the extent necessary to gather the information needed to answer such inquiries, provided, however, that such inquiries may be referred to the Eligible Institution which a student attended or is attending, if necessary, and the Servicer shall have no responsibility with respect to disputes between a Borrower and such Eligible institution regarding tuition or registration.

               u. Any communication received by the Servicer which is in the nature of a complaint, shall be immediately answered by the Servicer.

               v. The Servicer shall file with the Secretary of Education in an accurate, timely and complete manner "Lenders Request for Payment of Interest and Special Allowance" (ED Form 799), or such other form or request for payment directly to the Trustee of interest subsidy payments and Special Allowance Payments as the Secretary of Education may require, from time to time but in no event later than fifteen (15) Business Days after the end of each calendar quarter.

In addition, the Servicer agrees that it will, for the servicing fees specified in Section 18 hereof, perform all servicing obligations relating to Financed Student Loans required of the Issuer or the Trustee, or which the Issuer or the Trustee is required to cause the Servicer to perform.

          7. Due Diligence. The Servicer agrees that in discharging its obligations hereunder it shall:

               a. Exercise due diligence in the origination, disbursement, administration, servicing and collection of all Financed Student Loans as the term "due diligence" is used in the Higher Education Act and the Guarantee Program regulations;

               b. Exercise reasonable care and diligence in the origination, disbursement, acquisition, administration and collection of all Financed Student Loans;

               c. Attempt to collect or cause to be collected the Financed Student Loans in a competent, diligent and orderly fashion, and in a manner substantially in accordance with the requirements of the Higher Education Act, the Secretary of Education, the Guarantee Agency, the Indenture (including specifically but without limitation the provisions of Sections 5.5 through 5.8 of the Indenture), the Student Loan Purchase Agreements and each applicable Federal Reimbursement Contract and Guarantee Agreement; and

               d. Exercise reasonable prudence in those aspects of the administration of the Program which are within its area of responsibility.

          8. Liaison with Lenders, Eligible Institutions and Other Parties. The Servicer shall maintain one or more toll-free WATS telephone lines to provide telephone access to its Student Loan servicing office in Aberdeen, South Dakota, by the Issuer, the Trustee, Lenders, Borrowers and Eligible Institutions. The applicable numbers for such telephone lines shall be provided in writing to the Issuer and the Trustee and to each Borrower. The Issuer, the Trustee and each such Borrower shall be promptly advised in writing of each change to such telephone number.

          9.   Right of Inspection; Availability of Records; Audits.

               a. Subject to any restrictions of applicable law, the Issuer, the Trustee, the Guarantee Agency, the Secretary or any successor thereto, the Comptroller of the Currency and/or any governmental agency having jurisdiction over the Issuer or the Trustee (and, in each case, such entities' representatives) (any such entity being referred to herein as the "Examiner"), shall have the right, at any time and from time to time, during normal business hours, and upon reasonable notice to the Servicer (which may be less than 5 days), to examine and audit any and all of the Servicer's records or accounts pertaining to any Financed Student Loan. Under the preceding sentence, the Examiner shall have the right to examine and make copies of any documents related to Financed Student Loans and to interview personnel involved in the servicing. Subject to any access restrictions in any agreement for provision of computer or data processing equipment or related services, the Servicer shall make available to the Examiner without charge all manuals, forms, files and descriptions of the software necessary to enable the Examiner to interpret and analyze the information and reports produced by the system, it being understood that the Servicer shall retain all title, rights and interest thereto and therein.

               b. The Issuer and the Trustee shall each have the right to require the Servicer to furnish such documents as it in its sole discretion from time to time deems necessary to determine that the Servicer has complied with the provisions of this Servicing Agreement, the Student Loan Purchase Agreements and the Indenture, including, without limitation, Sections 5.5 through 5.8 of the Indenture.

               c. If and to the extent required by the Higher Education Act and the Guarantee Program regulations, the Servicer shall cause to have prepared and shall submit to the Secretary of Education and the Guarantee Agencies on or before the respective due dates thereof:

                    (1) any third-party servicer compliance audits and audited financial statements required under the Higher Education Act and the Guarantee Program regulations relating to the Servicer and its servicing of Financed Student Loans; and,

                    (2) any lender compliance audits required under the Higher Education Act and the Guarantee Program regulations relating to the Trustee (as the holder of the Financed Student Loans) and the Financed Student Loans.

                    The Servicer shall provide to the Issuer and the Trustee promptly after it becomes available (and in no event later than 10 Business Days) a copy of each such audit and any other audit or report required by the Secretary of Education, any Guaranty Agency or other third party in connection with the Servicer's activities in originating, acquiring and servicing the Financed Student Loans.

               d. The Servicer shall provide to the Issuer and the Trustee copies of its annual third party (SAS70) audit reports, if such reports are prepared, promptly following the Servicer's receipt thereof.

               e. The Servicer shall provide to the Issuer and the Trustee its annual financial statements, audited by a firm of independent certified public accountants, within one hundred twenty (120) days of the end of each fiscal year of the Servicer; and its quarterly unaudited financial statements, within forty-five (45) days of the end of each fiscal quarter of the Servicer.

               f. If reports are not prepared and submitted under Section 9(c) hereof or if the Trustee determines it is necessary as part of a request under Section 9(b) hereof, upon the request of the Trustee or the Issuer, the Servicer shall undergo an annual audit, examination and review conducted by a firm of independent public accountants with experience in auditing student loan program operations under the Higher Education Act, independently selected by the Issuer (or the Trustee if the Issuer fails to make such selection), of its systems, programs, procedures, services and operations to determine the Servicer's compliance with this Agreement. If any such audit, examination and review shall indicate to the Issuer or the Trustee that the Servicer is not in material compliance with its obligations under this Servicing Agreement, this Servicing Agreement may be terminated by the Issuer or the Trustee on the basis of Section 11(a)(3) hereof (an audit, examination or review under this subsection, however, is not required for a termination under
                    Section 11(a)(3)).

               g.   The costs of audits and reports prepared under subsections
                    (c) through (f) above shall be paid by the Servicer.

          10. Amendments; Benefits; Termination. The Servicing Agreement (a) may be amended, supplemented or modified only by written instrument duly executed by all parties hereto and only upon the receipt of a written certificate from the Issuer and the Trustee that such amendment, supplement or modification will not deprive any holder of the Notes in any material respect of the security afforded by this Servicing Agreement, (b) shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns, and (c) except as provided in Section 11 hereof, may not be terminated (except for cause) or assigned by any party hereto without the prior written consent of the other parties hereto, provided, that the Trustee may make an assignment to its successor as trustee under the Indenture if the Trustee shall cease serving as trustee under the Indenture.

          11.  Termination.

               a.   The Servicing Agreement shall terminate:

                    (1) upon the expiration of the term stated in Section 1 hereof;

                    (2)  If the Servicer shall:

                         (a) admit in writing its inability to pay its debts generally as they become due;

                         (b) consent to the appointment of a custodian (as that term is defined in the federal Bankruptcy Code) for or assignment to a custodian of the whole or any substantial part of the Servicer's property, or fail to stay, set aside or vacate within sixty (60) days from the date of entry thereof any order or decree entered by a court of competent jurisdiction ordering such appointment or assignment;

                         (c) commence any proceeding or file a petition under the provisions of the federal Bankruptcy Code for liquidation, reorganization or adjustment of debts, or under any insolvency law or other statute or law providing for the modification or adjustment of the rights of creditors, or fail to stay, set aside or vacate within sixty (60) days from the date of entry thereof any order or decree entered by a court of competent jurisdiction pursuant to an involuntary proceeding, whether under federal or state law, providing for liquidation or reorganization of the Servicer or modification or adjustment of the rights of creditors; or

                         (d) contest in writing the validity or enforceability of this Agreement as a whole or deny in writing that this Agreement as a whole is binding upon the Servicer;

                    (3) upon written notice by the Issuer or the Trustee to the Servicer, if the Servicer materially breaches its obligations, or any representation or warranty, under this Servicing Agreement or upon written notice by the Issuer or the Trustee to the Servicer on the basis of
                         Section 9(f) hereof; or,

                    (4) upon written notice by the Issuer or the Trustee to the Servicer, if at any time the Guarantee Agency or the Department of Education has issued a notice of suspension or termination against the Servicer, or has suspended or terminated the payment of all claims with respect to Financed Student Loans or, in the case of the Department of Education, all Special Allowance Payments or interest benefit payments with respect to Financed Student Loans as a result of actions or omissions of the Servicer (it being understood that the cessation of less than all such claims or payments may constitute a breach under Section 11(a)(3) hereof).

                    Notwithstanding the foregoing, any termination pursuant to clauses (3) or (4) of this subsection (a) will be subject to the following conditions. If such breach under clause (3) or suspension or termination under clause (4) is capable of being cured within ninety (90) days without, in the judgment of the Trustee, adversely affecting the security provided to the Noteholders by the Financed Student Loans and the related Guarantee payments, Special Allowance Payments and interest subsidy payments, the Servicer shall have the right to cure such breach, within ninety (90) days of the date the Servicer learns of such breach or receives notice of such breach from the Issuer or the Trustee, prior to such termination. If such breach is not capable of being cured in the manner specified above, no termination pursuant to clause (3) or (4) shall occur if, in the judgment of the Trustee, such breach or suspension or termination will not adversely affect the security provided the Noteholders by the Financed Student Loans and the related Guarantee, Special Allowance Payments and interest subsidy payments.

                    The Servicer agrees to promptly notify the Trustee and the Issuer of any occurrence or condition which constitutes (or which with the passage of time or the giving of notice or both would constitute) an event permitting the termination of this Agreement.

               b. If this Servicing Agreement shall be terminated under subsection (a) or if any Financed Student Loan is sold or otherwise transferred by the Trustee (for the account and on behalf of the Issuer) to another person, then any Financed Student Loans then being serviced hereunder (or the particular Financed Student Loans that are sold or otherwise transferred, as the case may be) shall be transferred by the Servicer to a servicing system of the Issuer, the Trustee or their designee and (i) the Servicer shall promptly provide the Issuer and the Trustee with every reasonable and necessary assistance, including data processing support, to timely transfer the Financed Student Loans and all promissory notes and all records related to the Financed Student Loans (including system records), together with all necessary or proper assignments, transfers and documents of authority, and (ii) the actual documented costs and expenses of such transfer and of the conversion by the replacement servicer of such Financed Student Loans to such replacement servicing system shall be paid by the Servicer if such termination is by the Issuer or the Trustee by reason of the occurrence of an event described in Section 11 (a)(2),
                    (a)(3) or (a)(4). There shall be no
                    additional charge to the Issuer or the Trustee for the Servicer's handling of assignments and transfers of Financed Student Loans in the ordinary course.

          12. Disposition of Files on Termination. Upon termination of this Servicing Agreement all files and information held by the Servicer in connection herewith (including computer information) will be turned over to the Issuer or its designee in such form (which may include microfilm) as the Issuer may reasonably request, upon reimbursement by the Issuer for reasonable costs, except as otherwise specified in Section 11(b) above.

          13. Servicer Not Agent. The Servicer is not, and shall not hold itself out to be, the agent of the Issuer or the Trustee except for the specific limited purposes set forth in this Servicing Agreement. Except as set forth in this Servicing Agreement, the Issuer and the Trustee may not direct the methods or means by which the Servicer shall accomplish its duties under this Servicing Agreement.

          14.  Maintenance of Records.

               a. The Servicer shall retain information and documentation pertaining to the Financed Student Loans (including, but not limited to, the information and documentation to be delivered to the Servicer in accordance with Section 3 hereof) which comes into the physical custody or possession of the Servicer as a result of this Servicing Agreement or by the servicing of the Financed Student Loans by the Servicer, unless and until the Trustee shall notify the Servicer in writing to the contrary, whereupon such physical custody and possession shall be transferred in the manner directed by the Trustee. The Trustee may nevertheless elect to retain such original documentation as it may, upon the advice of Counsel, consider necessary or advisable to protect its first security interest in the Financed Student Loans.

               b. The Servicer shall maintain original documentation and system records for each Financed Student Loan, segregated from any other loans or assets of the Servicer or any other party and clearly labeled so as to identify the Financed Student Loans as property of the Trustee (for the account and on behalf of the Issuer) and as security for the Notes, provided that the Servicer may combine original documentation and system records for each consolidated serial loan so long as the Servicer does so in a manner which will ensure that each Financed Student Loan comprising such a consolidated serial loan may be separately identified and transferred or sold. The Servicer shall hold such documentation and records subject to this Servicing Agreement and the Indenture. From time to time the Servicer shall, upon request by the Trustee or the Issuer and the Trustee, submit such information and take such action as may be reasonably required by the Trustee or the Issuer and the Trustee, to assure that the Financed Student Loans are maintained in a proper and secure condition.

               c. Except as required by law and permitted by Section 6(t) hereof, the Servicer shall maintain the confidentiality of the information provided hereunder and shall not disclose or in any way communicate such information to third parties without the express written consent of the Issuer and the Trustee. The Servicer shall provide a proper security system for access to original documents and to its computer system.

               d. With respect to the original promissory note relating to each Financed Student Loan, the obligations of the Servicer shall be only to the Trustee during the time the Notes are Outstanding (as defined in the Indenture) and the Issuer shall have no authority during the time the Notes are Outstanding to direct the Servicer in its activities with respect to such original promissory notes.

          15. Representations, Warranties and Agreements. The Servicer hereby represents, warrants and agrees as follows:

               a. The Servicer is duly organized and validly existing as a corporation in good standing under the laws of the State of South Dakota and is duly qualified to conduct its business in good standing in the State of South Dakota and is qualified to do business in all other States where action by the Servicer is required to carry out the obligations of the Servicer under this Servicing Agreement.

               b. The Servicer has the power and authority (corporate and other) to own its assets and carry on its business as now being conducted and to enter into, and perform in accordance with the terms of, this Servicing Agreement.

               c. The Servicer has, and its officers acting on its behalf have, full legal authority to engage in the transactions contemplated by this Servicing Agreement; the execution and delivery of this Servicing Agreement, the consummation of the transactions herein contemplated and compliance with the terms, conditions and provisions of this Servicing Agreement do not and will not conflict with or result in a breach of any of the terms, conditions or provisions of the articles of incorporation or bylaws of the Servicer or any agreement or instrument to which the Servicer is a party or by which it is bound, or constitute a default thereunder; the Servicer is not a party to or bound by any agreement or instrument or subject to any charter or other corporate restriction or judgment, order, writ, injunction, decree, law, rule or regulation which may materially and adversely affect the ability of the Servicer to perform its obligations under this Servicing Agreement, and this Servicing Agreement constitutes a valid and binding obligation of the Servicer enforceable against it in accordance with its terms, and no consent, approval, license, exemption or authorization of, or filing or registration with, any government or governmental body (i) which has not been made or obtained is required in connection with the execution and delivery of this Servicing Agreement, and (ii) which has not been or will not be made or obtained is or will be required in connection with the consummation of the transactions herein contemplated.

          16. Notification to Borrowers. The parties hereto acknowledge and agree that each Student Loan Purchase Agreement provides that the Lender which is a party thereto shall notify each Borrower under each Financed Student Loan of the assignment and transfer to the Trustee (but for the account and on behalf of the Issuer) of the Lender's interest in such Financed Student Loan and shall direct the Borrower to make all payments thereon directly to the Servicer until otherwise notified by the Trustee. To the extent permitted by the Higher Education Act and the Guarantee Program regulations, the Servicer may, on behalf of the Issuer, waive this requirement of any Lender if the notice is sent by the Servicer on behalf of such Lender.

          17. Obligations to Forward Payments. The parties hereto acknowledge and agree that each Student Loan Purchase Agreement provides that if the Lender which is a party thereto is, after any Loan Purchase Date (as defined in the Student Loan Purchase Agreement), the recipient of any funds, from whatever source received, which constitute payment of principal, interest or Special Allowance Payments accrued with respect to any Financed Student Loan for any period subsequent to such Loan Purchase Date, such Lender shall promptly remit, or cause to be remitted, all such funds to the Servicer or in such manner as the Trustee may otherwise direct. If any such funds shall he received by the Trustee or by a person to whom the Trustee has directed such funds to be remitted, the Trustee shall furnish the Servicer with prompt advice as to the receipt of any such funds.

          18. Servicing Fees; No Petition. The Issuer shall pay, or shall cause the Trustee to pay, from funds available for such purpose under the Indenture to the Servicer, for the performance of the Servicer's functions (including, without limitation, management and administrative functions) under this Servicing Agreement, a monthly fee in an amount each month equal to 0.104167% of the outstanding principal balance of all Financed Student Loans as of the last day of the immediately preceding month. Such fee shall be paid to the Servicer on a monthly basis within fifteen (15) days of receipt by the Trustee, of an itemized written monthly billing statement from the Servicer. If the Servicer believes that it is necessary to increase the monthly fee payable hereunder, it shall provide a written request to the Issuer and the Trustee of its need for an increase in such fee, together with all information required under the Indenture for the Trustee to approve an increase in the fees payable hereunder. The Servicer acknowledges that such fee shall not be increased unless the conditions for increasing such fees under the Indenture have been satisfied.

          The Servicer acknowledges that the Issuer and the Trustee contemplate paying all servicing fees payable under this Servicing Agreement solely from funds available for such purpose in the Administration Fund created under the Indenture, which funds are primarily dependent upon collection by the Servicer and receipt by the Trustee of payments with respect to the Financed Student Loans. The Servicer covenants and agrees to continue to be bound by the terms and provisions of this Servicing Agreement relating to the Financed Student Loans in all respects, and to perform for a period of 120 days its obligations hereunder, regardless of the receipt or non-receipt on a timely basis by it of any payments in respect of servicing fees.

          The Servicer, by entering into this Servicing Agreement, covenants and agrees that it will not at any time institute against the Issuer, or join in any institution against the Issuer of, any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings, or other proceedings under any United States Federal or state bankruptcy or similar law in connection with any obligation relating to this Servicing Agreement.

          19. Cooperation. Each party covenants and agrees to fully cooperate with the other parties hereto to facilitate the transactions contemplated hereunder and by the Student Loan Purchase Agreements and the Indenture.

          20. Payment of Expenses. Each party to this Servicing Agreement shall pay its own expenses incurred in connection with the preparation, execution and delivery of this Servicing Agreement, including, but not limited to, the fees and expenses of legal counsel.

          21. Administrative Functions of the Servicer. The Issuer, the Trustee and the Servicer agree that the Servicer shall perform the following administrative functions on behalf of the Issuer as part of its responsibilities under this Agreement.

               a. Provide all necessary personnel, facilities, equipment, forms and supplies for operating the Program in accordance with Section [[____]] of the Indenture;

               b. Disseminate information on the Program to Lenders and to student financial aid officers in Eligible Institutions and to other persons as necessary;

               c. Control and account for the receipt and expenditure of the Issuer's funds in accordance with the resolutions of the Issuer's board of directors and the Indenture and maintain accurate and complete records on all aspects of the Program, which records shall be available for inspection at any time by any director or officer of the Issuer and by auditors employed by the Issuer;

               d. Review all statements and reports to the Issuer required of the Trustee, the Servicer and the Lender in accordance with the provisions of the Indenture, this Servicing Agreement and the Student Loan Purchase Agreements; and

               e. Prepare and submit to the Trustee on or before the 25th day of each month (and if such day is not a Business Day, on the next succeeding Business Day), the monthly reports required to be delivered to the Noteholders pursuant to Section 5.23 of the Indenture, the form of which is included as Exhibit A hereto. The Servicer also shall prepare for filing, and provide such other assistance as is required by the Issuer to file, any other reports required to be filed by the Issuer under the Indenture or under any applicable law, including without limitation, the Higher Education Act and any federal and state securities laws.

          22.  Servicer as Bailee

               a. The Servicer, in holding Loan Documents relating to the Financed Student Loans, holds such Loan Documents as bailee for and on behalf of the Trustee.

               b. No Loan Documents held by the Servicer on behalf of the Trustee hereunder shall be released or delivered to the Issuer or any other person (other than claim filings in the ordinary course with the Guaranty Agencies and sales or transfers permitted under Section 4.2 of the Indenture) without the prior written consent of the Trustee.

               c. The Servicer shall maintain all Loan Documents in a manner which clearly identifies them as being held by the Servicer as bailee for and on behalf of the Trustee and not for or on behalf of the Issuer or any other person.

               d. No assignment or purported assignment by the Issuer or any other person (other than the Trustee) of any Loan Documents held by the Servicer on behalf of the Trustee hereunder shall be recognized by the Servicer, and the Servicer shall provide immediate notice to the Trustee upon receiving notice of any such assignment or purported assignment.

               e. The Servicer hereby represents, warrants and acknowledges that the Servicer, in serving as bailee under this Section, is acting exclusively as the bailee and agent of the

                    Trustee, and not of the Issuer or any other person, with respect to the Loan Documents.

               f. The Servicer hereby waives any lien which the Servicer might have pursuant to statute or otherwise available at law or in equity on the Financed Student Loans and the Loan Documents held by the Servicer on behalf of the Trustee hereunder, including all monies and proceeds derived therefrom or relating thereto.

          23. Plan for Doing Business of Original Issuer. In providing administrative services on behalf of the Issuer hereunder, the Servicer agrees
to operate the Program in compliance with the Plan for Doing Business.   The
Servicer shall comply with the Plan for Doing Business while the Plan for Doing Business is required to be in effect, so that the receipt of Special Allowance Payments by the Trustee with respect to Financed Student Loans will not be adversely affected. Such compliance shall include, without limitation, satisfying the assurances of the Original Issuer contained in Sections [[__]] [[e.g., 438(e)(2)(A), (C), (D), (E) and (F), (3) ]] of the Plan for Doing
Business. The Servicer shall advise the Original Issuer if any amendments to the Plan for Doing Business are required from time to time, and shall assist the Original Issuer in preparing and filing any such amendments to the Plan for Doing Business.

          24.  Indemnification.     The Servicer shall indemnify and hold
harmless the Issuer and the Trustee from and against any loss, cost, damage or expense, including reasonable attorney's fees, to the extent that such loss, cost, damage or expense arises out of the Servicer's failure to perform its obligations under this Agreement. In addition, and without limiting the generality of the foregoing, the Servicer shall defend and indemnify the Issuer and the Trustee against, and hold each harmless from, all claims, losses, liabilities and expenses (including reasonable attorneys' fees) arising from or in connection with:

               a. any claim of infringement of any patent, trade secret, copyright, trademark, service mark, trade name or other proprietary right alleged to have occurred as a result of the performance of services hereunder by the Servicer; or

               b. any claim by an employee of the Servicer arising in consequence of, or relating to, the employee's employment by the Servicer.

          25.  Miscellaneous.
               -------------

               a. Any material written communication received at any time by the Issuer or the Trustee with respect to a Financed Student Loan or the Borrower under such a Financed Student Loan shall be immediately transmitted by the Issuer or the Trustee, as the case may be, to the Servicer. Such communications shall include but not be limited to letters, notices of death or disability, adjudications of bankruptcy and like documents, and forms requesting forbearance, deferment of repayment or loan cancellations.

               b. This Servicing Agreement shall be governed by the laws of the State of South Dakota.

               c. All covenants and agreements herein contained shall extend to and be obligatory upon all successors and assigns of the respective parties hereto.

               d. This Servicing Agreement may be executed in one or more counterparts, each of which shall be deemed an original and all of which shall be deemed to constitute but one and the same instrument.

               e. If any provisions of this Servicing Agreement shall be held, or deemed to be, or shall, in fact, be inoperative or unenforceable as applied in any particular situation, such circumstance shall not have the effect of rendering any other provision or provisions herein contained invalid, inoperative or unenforceable to any extent whatsoever. The invalidity of any one or more phrases, sentences, clauses or paragraphs herein contained shall not affect the remaining portions of this Servicing Agreement or any part hereof.

               f. All notices, requests, demands or other instruments which may or are required to be given by any party to another party, shall be in writing, and each shall be deemed to have been properly given when served personally on an officer of the party to which such notice is to be given, or upon expiration of a period of 48 hours (excluding weekends and holidays) from and after the postmark thereof when mailed postage prepaid by registered or certified mail, requesting return receipt, addressed as follows:

                    If intended for the Issuer:

                         Education Loans Incorporated
                         105 First Avenue Southwest
                         Aberdeen, South Dakota 57401
                         Attention: President

                    or, if intended for the Trustee:

                         First Bank National Association
                         P.O. Box 5308
                         141 North Main Avenue
                         Sioux Falls, South Dakota 57104-6429
                         Attention: Corporate Trust Department

                    or, if intended for the Servicer:

                         Student Loan Finance Corporation
                         105 First Avenue Southwest
                         Aberdeen, South Dakota 57401
                         Attention: President


                    Any party may change the address to which subsequent notices are to be sent to it by notice to the others given as aforesaid, but any such notice of change, if sent by mail, shall not be effective until the fifth business day after it is mailed.

               g. This Servicing Agreement may not be terminated by any party hereto except in the manner and with the effect herein specifically provided.

               h.   Time is of the essence in this Servicing Agreement.

               i. No remedy by the terms of this Servicing Agreement conferred upon or reserved to the Trustee or the Issuer is intended to be exclusive of any other remedy, but each and every such remedy shall be cumulative and in addition to every other remedy given under this Servicing Agreement or existing at law or in equity or by statute on or after the date of this Servicing Agreement including, without limitation, the right to such equitable relief by way of injunction, mandatory or prohibitory, to prevent the breach or threatened breach of any of the provisions of this Servicing Agreement or to enforce the performance hereof.

               j. This Servicing Agreement has been made and entered into not only for the benefit of the Issuer, the Trustee and the Servicer, but also for the benefit of all holders of Outstanding Notes, and its provisions may be enforced not only by the parties to this Servicing Agreement but also by the holders of Outstanding Notes in the manner and to the extent such holders may enforce provisions of the Indenture. The Servicer specifically acknowledges the rights of the Trustee pursuant to Section 6.3 of the Indenture.

               k. Any information required by this Servicing Agreement to be provided by the Servicer with respect to a Financed Student Loan may in the case of Financed Student Loans that have been consolidated be provided with respect to the consolidated Financed Student Loan, provided that such information at a minimum meets the requirements of the Secretary of Education and the Guarantee Agency, as the case may be, for the collection by the Trustee of interest subsidy payments, Special Allowance Payments, and claim payments, and provides sufficient information as requested by the Issuer to enable the Issuer to comply with any arbitrage requirements under the Internal Revenue Code of 1986, as amended, and the regulations thereunder.

               l. The Servicer specifically acknowledges that the Issuer will be making representations and warranties regarding the Student Loans to be Financed as part of the proposed public offering of the Notes based in part on the accuracy of the Servicer's representations and warranties in this Servicing Agreement. The Servicer agrees to cooperate with the Issuer and to furnish all information in its possession appropriate for inclusion in the Issuer's Prospectus. The Servicer agrees to indemnify and save the Trustee, the Issuer and the underwriters for the Notes harmless of, from and against any and all loss, cost, damage or expense, including reasonable attorneys' fees, incurred by reason of any breach of the Servicer's warranties or representations hereunder or any false or misleading representations of the Servicer or any failure to disclose any matter which makes the warranties and representations herein misleading or any inaccuracy in any information furnished by the Servicer in connection herewith.

          IN WITNESS WHEREOF, the parties have hereunto set their hands by their officers thereunto duly authorized and executed this Servicing Agreement as of the day and year first above written.

                         EDUCATION LOANS INCORPORATED


                         BY:
                            ----------------------------------
                              Its
                                  -------------



                         STUDENT LOAN FINANCE CORPORATION


                         BY:
                            ----------------------------------
                              Its President



                         FIRST BANK NATIONAL ASSOCIATION


                         BY:
                            ----------------------------------
                         Its:
                             ---------------------------------

                                                                       EXHIBIT A


Student Loan Finance Corporation
Noteholders' Statement Pursuant to Section 5.23 of the Indenture and Section 21 of the Servicing Agreement (Unaudited)

Education Loans Incorporated
Student Loan Asset-Backed Notes, Series 1997-1
Report for the Month Ended __________, ____ [sample for July 31, 1997]

I.   Noteholder Information
     ----------------------

A.   Identification of Notes
     -----------------------

     Series     Description                              Cusip #        Due Date
     -------------------------------------------------------------------------------
     1997-1A    Senior Tax Exempt Auction Rate Notes...  #####___#      June 1, 2020
     1997-1B    Senior Tax Exempt Auction Rate Notes...  #####___#      June 1, 2020
     1997-1C    Senior Tax Exempt Auction Rate Notes...  #####___#      June 1, 2020
     1997-1D    Senior Tax Exempt Auction Rate Notes...  #####___#      June 1, 2020
     1997-1E    Senior Tax Exempt Auction Rate Notes...  #####___#      June 1, 2020
     1997-1F    Senior Tax Exempt Fixed Rate Notes.....  #####___#      June 1, 2010
     1997-1F    Senior Tax Exempt Fixed Rate Notes.....  #####___#      June 1, 2020
     1997-1G    Senior Taxable Auction Rate Notes......  #####___#      June 1, 2020
     1997-1H    Senior Taxable Auction Rate Notes......  #####___#      June 1, 2020
     1997-1I    Senior Taxable LIBOR Rate Notes........  #####___#      June 1, 2020
     1997-1J    Senior Taxable LIBOR Rate Notes........  #####___#      June 1, 2020
     1997-1K    Subordinate Tax Exempt Fixed Rate Notes  #####___#      June 1, 2020
     1997-1L    Subordinate Taxable LIBOR Rate Notes...  #####___#      June 1, 2020

B.   Notification of Prepayments of LIBOR Rate Notes
     -----------------------------------------------

     Determination Date - Aug. 12, 1997        Record Date - Aug. 31, 1997                Prepayment Date - Sept. 1, 1997
     ----------------------------------        ---------------------------                -------------------------------

                                          Aggregate Payments
                 --------------------------------------------------------------------    Principal       Applicable
                                                Interest on Carry-Carry-Over            Amount After    Interest Rate
     Series            Principal     Interest     Over Amounts      Amounts    Total     Prepayment       On Notes
     ----------------------------------------------------------------------------------------------------------------
     1997-1I           $0.00         $0.00            $0.00          $0.00     $0.00       $0.00           0.0000%
     1997-1J            0.00          0.00             0.00           0.00      0.00        0.00           0.0000
     1997-1L            0.00          0.00             0.00           0.00      0.00        0.00           0.0000
                 ----------------------------------------------------------------------------------------------------
     Total             $0.00         $0.00            $0.00          $0.00     $0.00       $0.00
                 ====================================================================================================


                                      Payment Per $100,000 Unit
                 --------------------------------------------------------------------    Principal       Principal
                                                Interest on Carry-Carry-Over            Amount After    Factor After
     Series            Principal     Interest     Over Amounts      Amounts    Total     Prepayment      Prepayment
     ----------------------------------------------------------------------------------------------------------------
     1997-1I           $0.00         $0.00            $0.00         $0.00      $0.00       $0.00         0.0000000
     1997-1J            0.00          0.00             0.00          0.00       0.00        0.00         0.0000000
     1997-1L            0.00          0.00             0.00          0.00       0.00        0.00         0.0000000

C.   Principal Outstanding - July, 1997
     ----------------------------------


                       Principal            Principal            Principal
                      Outstanding,           Payments           Outstanding
     Series          Start of Month        During Month        End of Month
     -----------------------------------------------------------------------
     1997-1A             $0.00                $0.00                $0.00
     1997-1B              0.00                 0.00                 0.00
     1997-1C              0.00                 0.00                 0.00
     1997-1D              0.00                 0.00                 0.00
     1997-1E              0.00                 0.00                 0.00
     1997-1F:
      6-1-10              0.00                 0.00                 0.00
      6-1-20              0.00                 0.00                 0.00
     1997-1G              0.00                 0.00                 0.00
     1997-1H              0.00                 0.00                 0.00
     1997-1I              0.00                 0.00                 0.00
     1997-1J              0.00                 0.00                 0.00
     1997-1K              0.00                 0.00                 0.00
     1997-1L              0.00                 0.00                 0.00
                     -------------------------------------------------------
     Totals              $0.00                $0.00                $0.00
                     =======================================================


D.   Accrued Interest Outstanding - July, 1997
     -----------------------------------------

                     Accrued Interest        Interest         Interest           Accrued Interest       Interest
                       Outstanding,          Accrued          Payments             Outstanding,        Rate As Of
     Series           Start of Month       During Month     During Month          Start of Month      End of Month   Net Loan Rate
     -----------------------------------------------------------------------------------------------------------------------------
     1997-1A               $0.00              $0.00            $0.00                   $0.00             0.0000%
     1997-1B                0.00               0.00             0.00                    0.00             0.0000
     1997-1C                0.00               0.00             0.00                    0.00             0.0000
     1997-1D                0.00               0.00             0.00                    0.00             0.0000
     1997-1E                0.00               0.00             0.00                    0.00             0.0000
     1997-1F:
      6-1-10                0.00               0.00             0.00                    0.00             0.0000
      6-1-20                0.00               0.00             0.00                    0.00             0.0000
     1997-1G                0.00               0.00             0.00                    0.00             0.0000          0.0000%
     1997-1H                0.00               0.00             0.00                    0.00             0.0000          0.0000
     1997-1I                0.00               0.00             0.00                    0.00             0.0000          0.0000
     1997-1J                0.00               0.00             0.00                    0.00             0.0000          0.0000
     1997-1K                0.00               0.00             0.00                    0.00             0.0000
     1997-1L                0.00               0.00             0.00                    0.00             0.0000          0.0000
                     ----------------------------------------------------------------------------
     Totals                $0.00              $0.00            $0.00                   $0.00
                     ============================================================================


E.   Noteholders' Interest Carry-Over Amounts - July, 1997
     -----------------------------------------------------

                 Carry-Over                                       Carry-Over
                  Amounts,            Additions      Payments      Amounts,
     Series    Start of Month        During Month  During Month  End of Month
     ------------------------------------------------------------------------
     1997-1G       $0.00                $0.00         $0.00         $0.00
     1997-1H        0.00                 0.00          0.00          0.00
     1997-1I        0.00                 0.00          0.00          0.00
     1997-1J        0.00                 0.00          0.00          0.00
     1997-1L        0.00                 0.00          0.00          0.00
              ---------------------------------------------------------------
     Totals        $0.00                $0.00         $0.00         $0.00
              ===============================================================


F.   Noteholders' Accrued Interest on Carry-Over Amounts - July, 1997
     -----------------------------------------------------------------

                     Accrued             Interest      Interest      Accrued
                    Interest,            Accrued       Payments     Interest,
     Series      Start of Month        During Month  During Month  End of Month
     --------------------------------------------------------------------------
     1997-1G         $0.00                $0.00         $0.00         $0.00
     1997-1H          0.00                 0.00          0.00          0.00
     1997-1I          0.00                 0.00          0.00          0.00
     1997-1J          0.00                 0.00          0.00          0.00
     1997-1L          0.00                 0.00          0.00          0.00
                ---------------------------------------------------------------
     Totals          $0.00                $0.00         $0.00         $0.00
                ===============================================================


II.  Fund Information
     ----------------

A.   Reserve Fund - July, 1997
     -------------------------

                                       Tax Exempt     Taxable        Total
                                     --------------------------------------
     Balance, Start of Month.........    $0.00         $0.00         $0.00
     Additions During Month..........     0.00          0.00          0.00
     Withdrawals During Month........     0.00          0.00          0.00
                                     --------------------------------------
     Balance, End of Month...........    $0.00         $0.00         $0.00
                                     ======================================


B.   Acquisition Fund (Unexpended Portion) - July, 1997
     --------------------------------------------------

                                                    Tax Exempt  Taxable  Total
                                                    --------------------------
     Balance, Start of Month....................      $0.00      $0.00   $0.00
     Withdrawals for Acquisition of Eligible Loans:
        Principal Acquired......................       0.00       0.00    0.00
        Premiums and Related Acquisition Costs..       0.00       0.00    0.00
                                                    --------------------------
     Balance, End of Month......................      $0.00      $0.00   $0.00
                                                    ==========================


III. Student Loan Information
     ------------------------

A.   Student Loan Principal Outstanding - July, 1997
     ------------------------------------------------

                                          Tax Exempt    Taxable   Total
                                         ------------------------------
     Balance, Start of Month.............   $ 0.00      $ 0.00   $ 0.00
     Loans Purchased/Originated..........     0.00        0.00     0.00
     Capitalized Interest................     0.00        0.00     0.00
     Less:  Principal Payments Received..    (0.00)      (0.00)   (0.00)
                                         ------------------------------
     Balance, End of Month...............    $0.00      $ 0.00   $ 0.00
                                         ==============================


B.   Composition of Student Loan Portfolio as of July 31, 1997
     ---------------------------------------------------------

                                                           Amount
                                                         --------
     Aggregate Outstanding Principal Balance.............   $0.00
     Number of Borrowers.................................       0
     Average Outstanding Principal Balance per Borrower..   $   0
     Number of Loans (Promissory Notes)..................       0
     Average Outstanding Principal Balance Per Loan......   $   0
     Repayment Status Loans:
        Weighted Average Remaining Term (Months).........       0
        Weighted Average Payments Received (Months)......       0
     Weighted Average Interest Rate......................    0.00%


C.   Distribution of Student Loan Portfolio by Loan Type as of July 31, 1997
     -----------------------------------------------------------------------

                                                 Outstanding     Percent By
                                     Number       Principal      Outstanding
     Loan Types                     Of Loans       Balance         Balance
     ------------------------------------------------------------------------
     Stafford - Subsidized.....         0           $1.00          100.0%
     Stafford - Unsubsidized...         0            0.00            0.0
     Stafford - Nonsubsidized..         0            0.00            0.0
     PLUS......................         0            0.00            0.0
     SLS.......................         0            0.00            0.0
     Consolidation.............         0            0.00            0.0
                                 --------------------------------------------
     Total.....................         0           $1.00          100.0%
                                 ============================================


D.   Distribution of Student Loan Portfolio by Interest Rate as of July 31, 1997
     ---------------------------------------------------------------------------

                                            Outstanding   Percent By
                                  Number     Principal    Outstanding
     Interest Rate               Of Loans     Balance       Balance
     --------------------------  -------------------------------------
     Less Than 7.00%...........     0          $1.00        100.0%
     7.00% to 7.49%............     0           0.00          0.0
     7.50% to 7.99%............     0           0.00          0.0
     8.00% to 8.49%............     0           0.00          0.0
     8.50% to 8.99%............     0           0.00          0.0
     9.00% to 9.49%............     0           0.00          0.0
     9.50% or Greater..........     0           0.00          0.0
                                 -------------------------------------
     Total.....................     0          $1.00        100.0%
                                 =====================================

E.   Distribution of Student Loan Portfolio by School Type as of July 31, 1997
     -------------------------------------------------------------------------

                                     Outstanding   Percent By
                            Number    Principal   Outstanding
School Type                Of Loans    Balance      Balance
-------------------------------------------------------------
Under 4 Year..............    0         $1.00       100.0%
4 and 5 Year..............    0          0.00         0.0
Proprietary...............    0          0.00         0.0
Consolidation.............    0          0.00         0.0
Other/Unknown.............    0          0.00         0.0
                           ----------------------------------
Total.....................    0         $1.00       100.0%
                           ==================================


F.   Distribution of Student Loan Portfolio by Borrower Payment Status as of July 31, 1997
     -------------------------------------------------------------------------------------


                                     Outstanding   Percent By
                            Number    Principal   Outstanding
Borrower Payment Status    Of Loans    Balance      Balance
-------------------------------------------------------------
School....................    0         $0.00          0.0%
Grace.....................    0          0.00          0.0
Repayment.................    0          1.00        100.0
Deferment.................    0          0.00          0.0
Forbearance...............    0          0.00          0.0
Claims....................    0          0.00          0.0
                           ----------------------------------
Total....................     0         $1.00        100.0%
                           ==================================


G.   Distribution of Repayment Status Loans by Year of Repayment as of July 31, 1997
     -------------------------------------------------------------------------------


                                     Outstanding   Percent By
                            Number    Principal   Outstanding
Year of Repayment          Of Loans    Balance      Balance
-------------------------------------------------------------
First Year................    0        $1.00        100.0%
Second Year...............    0         0.00          0.0
Third Year................    0         0.00          0.0
Fourth Year and Greater...    0         0.00          0.0
                           ----------------------------------
Total....................     0        $1.00        100.0%
                           ==================================



H.   Distribution of Repayment Status Loans by Remaining Term as of July 31, 1997
     ----------------------------------------------------------------------------


                                       Outstanding       Percent By
                           Number       Principal       Outstanding
     Remaining Term       Of Loans       Balance          Balance
     --------------------------------------------------------------
     1 to 12 Months......        0        $1.00            100.0%
     13 to 24 Months.....        0         0.00              0.0
     25 to 36 Months.....        0         0.00              0.0
     37 to 48 Months.....        0         0.00              0.0
     49 to 60 Months.....        0         0.00              0.0
     61 to 72 Months.....        0         0.00              0.0
     73 to 84 Months.....        0         0.00              0.0
     85 to 96 Months.....        0         0.00              0.0
     97 to 108 Months....        0         0.00              0.0
     109 to 120 Months...        0         0.00              0.0
     121 to 180 Months...        0         0.00              0.0
     181 to 240 Months...        0         0.00              0.0
     241 to 300 Months...        0         0.00              0.0
     Over 300 Months.....        0         0.00              0.0
                             -------------------------------------
     Total...............        0        $1.00            100.0%
                             =====================================


I.   Distribution of Student Loan Portfolio by Delinquency Status as of July 31, 1997
     -------------------------------------------------------------------------------

                                                                  Percent by Outstanding Balance
                                                                -----------------------------------
                                                    Outstanding       Repayment,
                                       Number        Principal        Deferment,       All Loans in
     Delinquency Status             Of Borrowers      Balance       Forbearance and     Portfolio
                                                                     Claims Status
                                                                      Loans Only
     ----------------------------------------------------------------------------------------------
     31 - 60 Days................              0       $1.00            100.0%            100.0%
     61 to 90 Days...............              0        0.00              0.0%              0.0%
     91 to 120 Days..............              0        0.00              0.0%              0.0%
     121 to 180 Days.............              0        0.00              0.0%              0.0%
     181 to 270 Days.............              0        0.00              0.0%              0.0%
     Over 270 Days...............              0        0.00              0.0%              0.0%
     Claims Filed, Not Yet Paid..              0        0.00              0.0%              0.0%
                                   ----------------------------------------------------------------
     Total.......................              0       $1.00            100.0%            100.0%
                                   ================================================================


J.   Distribution of Student Loan Portfolio by Guarantee Status as of July 31, 1997
     ------------------------------------------------------------------------------


                                                        Outstanding           Percent By
                                       Number            Principal            Outstanding
     Guarantee Status                 Of Loans            Balance               Balance
     ------------------------------------------------------------------------------------
     Guaranteed 100%.............            0             $1.00                 100.0%
     Guaranteed 98%..............            0              0.00                   0.0%
     Unguaranteed................            0              0.00                   0.0%
                                      ---------------------------------------------------
     Total........................           0             $1.00                 100.0%
                                      ===================================================


K.   Distribution of Student Loan Portfolio by Guarantee Agency as of July 31, 1997
     ------------------------------------------------------------------------------



                                                           Outstanding          Percent By
                                       Number               Principal          Outstanding
Guarantee Agency                      Of Loans               Balance             Balance
------------------------------------------------------------------------------------------
EAC..............................        0                    $1.00              100.0%
PHEAA............................        0                     0.00                0.0%
Other Guarantee Agencies.........        0                     0.00                0.0%
Unguaranteed.....................        0                     0.00                0.0%
                                  --------------------------------------------------------
Total............................        0                    $1.00              100.0%
                                  ========================================================

L.   Distribution of Student Loan Portfolio by Range of Principal Balance as of July 31, 1997
     ----------------------------------------------------------------------------------------

                                                             Outstanding          Percent By
                                       Number                 Principal           Outstanding
Principal Balance Range             Of Borrowers               Balance              Balance
------------------------------------------------------------------------------------------------
Less Than $1,000...................     0                       $1.00               100.0%
$1,000 to $1,999...................     0                        0.00                 0.0
$2,000 to $2,999...................     0                        0.00                 0.0
$3,000 to $3,999...................     0                        0.00                 0.0
$4,000 to $4,999...................     0                        0.00                 0.0
$5,000 to $5,999...................     0                        0.00                 0.0
$6,000 to $6,999...................     0                        0.00                 0.0
$7,000 to $7,999...................     0                        0.00                 0.0
$8,000 to $8,999...................     0                        0.00                 0.0
$9,000 to $9,999...................     0                        0.00                 0.0
$10,000 to $10,999.................     0                        0.00                 0.0
$11,000 to $11,999.................     0                        0.00                 0.0
$12,000 to $12,999.................     0                        0.00                 0.0
$13,000 to $13,999.................     0                        0.00                 0.0
$14,000 to $14,999.................     0                        0.00                 0.0
$15,000 or Greater.................     0                        0.00                 0.0
                                    -------------------------------------------------------------
Total..............................     0                       $1.00               100.0%
                                    =============================================================



M.   Distribution of Student Loan Portfolio by Borrowers' Address as of July 31, 1997
     --------------------------------------------------------------------------------
     (Based on Address as of August 4, 1997)
     ---------------------------------------

                                               Outstanding   Percent By
                                      Number    Principal   Outstanding
      State of Borrowers' Address    Of Loans    Balance      Balance
      -----------------------------------------------------------------
      South Dakota.................         0        $1.00        100.0%
      Minnesota....................         0         0.00          0.0
      North Dakota.................         0         0.00          0.0
      Iowa.........................         0         0.00          0.0
      Nebraska.....................         0         0.00          0.0
      Colorado.....................         0         0.00          0.0
      Washington...................         0         0.00          0.0
      Oregon.......................         0         0.00          0.0
      California...................         0         0.00          0.0
      Texas........................         0         0.00          0.0
      Wisconsin....................         0         0.00          0.0
      Illinois.....................         0         0.00          0.0
      Idaho........................         0         0.00          0.0
      Arizona......................         0         0.00          0.0
      Alaska.......................         0         0.00          0.0
      Others Less Than 1% Each.....         0         0.00          0.0
                                   ------------------------------------
      Total........................         0        $1.00        100.0%
                                   ====================================


N.   Fees and Expenses Accrued For/Through July, 1997
     ------------------------------------------------

                                                 For The 1
                                                Month Ended
                                 July, 1997     July 31, 1997
                               -------------------------------
     Servicing Fees............    $0.00           $0.00
     Indenture Trustee Fees....     0.00            0.00
     Broker/Dealer Fees........     0.00            0.00
     Auction Agent Fees........     0.00            0.00
     Other Permitted Expenses..     0.00            0.00
                               -------------------------------
     Total.....................    $0.00           $0.00
                               ===============================


O.   Principal Write-Offs and Recoveries For/Through July, 1997
     ----------------------------------------------------------

                                                 For The 1
                                                Month Ended
                                   July, 1997  July 31, 1997
                                 ---------------------------
     Principal Write-Offs:
        2% Losses on 98% Claims..       $0.00       $0.00
        Other Write-Offs.........        0.00        0.00
     Recoveries..................        0.00        0.00
                                 ---------------------------
     Net Write-Offs..............       $0.00       $0.00
                                 ===========================


P.   Ratio of Assets to Liabilities as of July 31, 1997
     --------------------------------------------------

                                    Amount
                                  --------
     Total Indenture Assets.......  $ 1.00
     Total Indenture Liabilities..    1.00
                                  --------
     Ratio........................   100.0%
                                  ========
